                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         GLOBAL NATURAL RESOURCES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  E. LYNN HILL
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

{GLOBAL NATURAL RESOURCES INC. LOGO}  GLOBAL NATURAL RESOURCES INC.


JAMES G. NIVEN
CHAIRMAN OF THE BOARD




                                                                   April 7, 1994



To Our Shareholders:

         You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Global Natural Resources Inc., which will be held in the Colonnade Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Tuesday, May 3, 1994.

         The accompanying Notice of Annual Meeting and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the formal meeting, an opportunity will be provided for questions by the shareholders.

         Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you now plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you do attend the meeting, you may, if you wish, revoke your proxy and vote in person.

         It is always a pleasure to meet with our shareholders, and I personally look forward to seeing as many of you as possible at the Annual Meeting.

                                                   Sincerely,



                                                   James G. Niven





     5300 Memorial, Suite 800  Houston, Texas 77007-8295  (713) 880-5464
                  P.O. Box 4682  Houston, Texas 77210-9698
          Telecopy: (713) 865-4386  Telex: 49602475  GLOBAL NATURAL

                         GLOBAL NATURAL RESOURCES INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 1994




To the Shareholders of
Global Natural Resources Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Global Natural Resources Inc., a New Jersey corporation (the "Company"), will be held in the Colonnade Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on Tuesday, May 3, 1994 at 9:00 a.m. (C.D.T.), for the following purposes:

         (1) To elect two directors to hold office for a term of three years or until their respective successors shall be duly elected and qualified.

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 15, 1994 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. A list of all shareholders entitled to vote is on file at the principal offices of the Company, 5300 Memorial Drive, Suite 800, Houston, Texas.

         So that we may be sure your vote will be included, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,




                                                          E. Lynn Hill
                                                           Secretary



April 7, 1994

                        GLOBAL NATURAL RESOURCES INC.
                           5300 Memorial, Suite 800
                          Houston, Texas  77007-8295
                                (713) 880-5464

                              -----------------
                               PROXY STATEMENT
                              -----------------


                   SOLICITATION AND REVOCABILITY OF PROXIES

         The Board of Directors of Global Natural Resources Inc., a New Jersey corporation (the "Company"), is furnishing this proxy statement in connection with the solicitation of proxies for use at the 1994 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the Colonnade Room of The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. (C.D.T.) on Tuesday, May 3, 1994 (and any adjournment(s) thereof). Solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone or telegraph by officers, directors, regular employees and other representatives of the Company. The Company will bear the cost of such solicitation. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

         The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by either (i) attending the meeting and voting in person or (ii) giving written notice of such revocation to Mr. E. Lynn Hill, Secretary of the Company, at Global Natural Resources Inc., 5300 Memorial, Suite 800, Houston, Texas 77007-8295. The enclosed proxy may also be revoked by a subsequently dated proxy received by the Company prior to voting of the previously dated proxy.

         This proxy statement and the related form of proxy are being first mailed or delivered to shareholders of the Company on or about April 7, 1994.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

         On March 15, 1994, the record date for those entitled to notice of and to vote at the Annual Meeting, there were outstanding 30,046,968 shares of Common Stock, par value $1.00 per share (the "Common Stock"). Each of the shares of Common Stock outstanding is entitled to one vote and may be voted in person or by proxy.


         The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned by such person or group and the percentage such number constitutes of the entire class as of March 15, 1994.

                                                                              BENEFICIAL OWNERSHIP AS OF
                                                                              --------------------------
                                                                                    MARCH 15, 1994
                                                                                    --------------
                                                                             AMOUNT AND
                                                                              NATURE OF         PERCENTAGE
                                                                             BENEFICIAL             OF
                  NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP            CLASS
                  ------------------------------------                        ---------         ----------
                  Interamerican Securities Corp.                            1,925,048(1)           6.4%
                    One Riverway, Suite 1250
                    Houston, Texas  77056

                  Greenhaven Associates, Inc.                               1,580,158(2)           5.3%
                    100 Park Avenue
                    New York, New York  10021

                  The Prudential Insurance Company                          6,311,547(3)          21.0%
                    of America
                    Prudential Plaza
                    Newark, New Jersey  07102

- ----------------
(1) Information on Interamerican Securities Corp. ("Interamerican") is from Interamerican's Schedule 13G dated February 10, 1994, filed under the Exchange Act. Interamerican has sole voting and investment power with respect to its shares.
(2) Information on Greenhaven Associates, Inc. ("Greenhaven") is from Greenhaven's Schedule 13G dated January 24 ,1994, filed under the Exchange Act. Greenhaven is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Greenhaven has investment discretion with respect to all 1,580,158 shares of Common Stock, but has sole power to vote only 310,500 of those shares. Clients of Greenhaven, both individuals and business entities, are direct owners of all other shares that Greenhaven beneficially owns. Such clients have the sole right to receive and the power to direct receipt of dividends from, and the proceeds from the sale of, such securities. No individual client beneficially owns more than 5% of the Common Stock.
(3) Information on The Prudential Insurance Company of America ("Prudential") is from Prudential's Schedule 13G dated January 31, 1994, filed under the Exchange Act. Prudential has sole voting and investment power with respect to its shares.

                  ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors is divided into three classes and each director serves a term of three years. At the Annual Meeting, two Class II directors are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy at the meeting is required to elect a director. Accordingly, abstentions and broker non-votes would have no effect
on the election of directors.   A broker non- vote occurs if a broker or other
nominee does not have discretionary authority and has not received instructions
with respect to a particular item.   Shareholders may not cumulate their votes
in the election of directors.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with respect to the election of directors, the shares represented by each signed proxy will be
voted for the election of the nominees listed below.   Mr. John E. Kilgore,
Jr., a Class II director, is retiring from the Board effective on the date of the Annual Meeting. A replacement for Mr. Kilgore will not be nominated at this meeting. The Board of Directors intends to appoint a director to fill the vacancy as soon as possible, which director will be up for election in 1995.
All nominees for director are currently members of the Board of Directors.   If
any nominee becomes unavailable for election to the Board of Directors, the persons appointed as proxies will have discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee named herein will be unable to accept nomination or election.

         The following table sets forth the information concerning the two nominees for election as directors and the seven continuing directors of the Company, including the principal occupations of each during the last five years and the number of shares of Common Stock beneficially owned by each of them as of March 15, 1994:

                                                                                            SHARES OF
                                                                                           COMMON STOCK
                                                                                           BENEFICIALLY
NAME AND PRINCIPAL                                                                         OWNED AS OF
OCCUPATION DURING THE                                                SERVED AS A            MARCH 15,      PERCENT  OF
LAST FIVE YEARS (1)(2)                                     AGE     DIRECTOR SINCE           1994 (3)          CLASS
- ----------------------                                     ---     --------------         -------------       -----
NOMINEES
CLASS II - TERM EXPIRES IN 1997
- -------------------------------
SIDNEY R. PETERSEN (a)  . . . . . . . . . . . . . . .       63          1992                 14,500(4)           *
  Independent investor since 1984.  Prior thereto,
  was Chairman and Chief Executive Officer of Getty
  Oil Co.

JAMES G. NIVEN (c)(d) . . . . . . . . . . . . . . . .       48          1985              1,021,862(5)         3.4%
  Chairman of the Board of the Company since November
  1989.  Member of the Board of Directors of Texneft
  Inc. since November 1991.  General Partner of
  Pioneer Associates Co., a venture capital firm, for
  more than five years.

CONTINUING DIRECTORS
CLASS III -- TERM EXPIRES IN 1995
- ---------------------------------
J. CHARLES HOLLIMON (a)(b)  . . . . . . . . . . . . .       45          1985                 22,500              *
  Independent oil and gas operator for more than five
  years.

JOHN E. MCFARLANE (a) . . . . . . . . . . . . . . . .       48          1982                163,247(6)           *
  Vice-Chairman of the Board of Texneft Inc. from
  March 1991 to June 1993.  Consultant to the Company
  from 1985 to April 1993.  Has been engaged for more
  than five years in managing his investments.

ROBERT F. VAGT(c)(d)  . . . . . . . . . . . . . . . .       47          1992                195,547(7)           *
  President and Chief Executive Officer of the
  Company since May 1992.  Prior thereto, was a
  Director, President and Chief Operating Officer of
  Adobe Resources Corporation (Director from May 1986
  to May 1992 and President and Chief Operating
  Officer from November 1990 to May 1992).  Prior
  thereto, was Executive Vice President of Adobe
  Resources Corporation from August 1987 to October
  1990.

CLASS I -- TERM EXPIRES IN 1996
- -------------------------------
WILLIAM L. BENNETT (b)(c) . . . . . . . . . . . . .         44          1990                726,621(5)(8)      2.4%
  Co-Chairman and Chief Executive Officer of Noel
  Group, Inc. since November 1991.  Served Noel
  Group, Inc. as President from December 1987 to
  November 1991, Chairman of the Board and Chief
  Executive Officer from April 1988 until November
  1991.

 JOHN A. BROCK (c) . . . . . . . . . . . . . . . . .        63          1993                 10,000              *
    Owner and  President of Rockford Exploration,  Inc.
    for  more  than  five  years.    Until April  1992,
    principal   owner,  Chairman  and  Chief  Executive
    Officer of  Medallion Petroleum, Inc. for more than
    five years.

                                                                                            SHARES OF
                                                                                           COMMON STOCK
                                                                                           BENEFICIALLY
NAME AND PRINCIPAL                                                                         OWNED AS OF
OCCUPATION DURING THE                                                SERVED AS A            MARCH 15,      PERCENT  OF
LAST FIVE YEARS (1)(2)                                     AGE     DIRECTOR SINCE           1994 (3)          CLASS
- ----------------------                                     ---     --------------         -------------       -----
 GILBERT H. LAMPHERE (a)(c)(d) . . . . . . . . . . .        41           1990               721,119(5)        2.4%
    Co-Chairman and Chief Executive Officer of Noel
    Group, Inc. since November 1991.  Chairman and
    Chief Executive Officer of The Prospect Group,
    Inc. since January 1990.    Served The Prospect
    Group, Inc. as President from November 1989 until
    October 1991 and Chairman of the Executive
    Committee from December 1985 until November 1989.

 DONALD T. PASCAL (a)(b)  . . . . . . . . . . . . . .       34           1992               720,773(5)        2.4%
    Managing  Director  of  Noel   Group,  Inc.   since
    November  1991.   Served  Noel Group, Inc. as  Vice
    President and Secretary  from May 1988  to November
    1991.

- -------------------------------
 *  Represents less than 1%

(1) Directorships other than those listed in the table are: William L. Bennett-Noel Group, Inc., Lincoln Snacks Company, Belding Heminway Company, Simmons Outdoor Corporation, VISX, Inc., TDX Corporation, The Forschner Group, Inc. and Allegheny Power Systems; Sidney R. Petersen-Avery Dennison Corporation, Nicor, Inc., Carter Hawley Hale Stores, Inc. and Union Bank; Gilbert H. Lamphere-Noel Group, Inc., Recognition International Inc., Children's Discovery Centers of America, Inc., Illinois Central Corporation, Illinois Central Railroad Company, Lincoln Snacks Company, Cleveland-Cliffs, Inc., R.P. Scherer Corporation, Simmons Outdoor Corporation, Sylvan Foods Holding, Inc., Belding Heminway Company, Inc. and The Prospect Group, Inc.; James G. Niven-Noel Group, Inc., The Prospect Group, Inc., Lincoln Snacks Company, Simmons Outdoor Corporation and The Lynton Group, Inc.; Donald T. Pascal-Sylvan Food Holdings, Inc., Lincoln Snacks Company and TDX Corporation; and Robert F. Vagt-First Albany Corporation and Santa Fe Energy Resources, Inc.

(2) Committee memberships are indicated by "(a)" for Audit Committee, "(b)" for Compensation Committee, "(c)" for Nominating Committee and "(d)" for Executive Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors and meets with the independent auditors to review the scope and results of their examination and the adequacy of the Company's system of internal accounting controls and to approve services performed by the auditors. The Compensation Committee consults with and advises senior management regarding compensation of executive officers and certain eligible directors and submits to the Board of Directors its recommendation with respect to compensation of the Company's executive officers. The Nominating Committee designates the nominees for election as directors at the Annual Meeting of Shareholders and will consider recommendations by shareholders for nominees for director at annual meetings sent to the Nominating Committee c/o E. Lynn Hill, Global Natural Resources Inc., 5300 Memorial Drive, Suite 800, Houston, Texas 77007. The Executive Committee has and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not (1) make, alter or repeal any By-law, (2) elect or appoint any director or remove any officer or director, (3) submit to shareholders of the Company any action that requires shareholder approval,
    (4) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors, or (5) authorize the issuance of stock (including Preferred Stock or any series thereof) of the Company or take any other action then prohibited by law.

(3) The persons listed have sole voting and investment power with respect to
    their shares, except as noted.   Shares of common stock beneficially owned
    as of March 15, 1994 includes shares of Common Stock of the Company that could be acquired within 60 days after March 15, 1994, upon the exercise of options granted pursuant to the Company's stock option plans as follows:
    Mr.  Petersen, 12,500 shares;  Mr. Niven, 290,000 shares;   Mr. Hollimon,
    12,500 shares; Mr. McFarlane, 50,000 shares; Mr. Vagt, 180,000 shares; Mr. Bennett, 12,500 shares; Mr. Brock, 10,000 shares; Mr. Lamphere, 12,500 shares; and Mr. Pascal, 12,500 shares.

(4) Of the 14,500 shares held by Mr. Petersen, 2,000 are held in The Petersen Family Trust, as to which he is one of two trustees.


(5) Includes 705,196 shares held by Noel Group, Inc., of which Messrs. Bennett and Lamphere are members of the Board of Directors and Executive Officers, Mr. Pascal is an Executive Officer and Mr. Niven is a Director. Each of them disclaim beneficial ownership of such shares.

(6) Of the 163,247 shares held by Mr. McFarlane, 16,908 shares are held in trust for his children. Mr. McFarlane disclaims beneficial ownership of such shares.

(7) Mr. Vagt's common stock ownership includes 547 shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan.

(8) Of the 726,621 shares held by Mr. Bennett, 771 are held in trust for his children, as to which his wife acts as trustee. Mr. Bennett disclaims beneficial ownership of such shares.

        Each director who is not a salaried officer of the Company and does not receive compensation under consulting arrangements receives $13,000 annually for serving as a director, an additional fee of $1,000 per board meeting attended, $2,000 for serving as the Chairman of a committee and $650 for attending any committee meeting.

        Under the Company's 1992 Stock Option Plan (the "1992 Plan"), each director of the Company who is not also an employee is granted non-qualified stock options to purchase 10,000 shares of the Common Stock of the Company on the first business day following their election to the Board. Thereafter, on the first business day following the anniversary of such directors' initial grant, each director is granted a non-qualified stock option to purchase 2,500 shares of the Common Stock of the Company. The options are issued at a price equal to the fair market value of the Common Stock on the date of grant. The options have a ten year term and are fully exercisable after the date of grant and may be exercised only during the non-employee director's lifetime, only while he or she is a member of the Board of Directors of the Company and during the one-year period immediately following the termination of such membership status.

        In 1993, Mr. McFarlane was granted non-qualified stock options to purchase 50,000 shares of the Common Stock of the Company under the 1992 Plan. The options were issued to Mr. McFarlane for his contribution to the Company while serving as a consultant and were issued at a price equal to the fair market value of the Common Stock on February 5, 1993.

        During 1993, the Board of Directors held six meetings, the Compensation Committee held four meetings, the Audit Committee held three meetings, and the Nominating Committee held one meeting. No incumbent director attended fewer than 75% of the total meetings held by the Board and all committees of which they were members except, Mr. Lamphere who attended 67% of the aggregate of Board of Directors meetings.

        The Company's executive officers are elected by the Board of Directors to serve for a term of one year or until their successors are elected and qualified. The Company's executive officers, in addition to those named in the above table, are:

              NAME AND PRESENT                                              PRIOR BUSINESS
              ----------------                                              --------------
                  POSITION                    AGE                             EXPERIENCE
                  --------                    ---                             ----------
 Kelly M. Barnes                              40      Vice  President  -   Land  of  Global   Natural  Resources
    Vice President - Land and Assistant               Corporation of  Nevada, a  wholly-owned subsidiary of  the
    Secretary since July 1993.                        Company ("GNRC") since August  1992; Senior Staff  Landman for Santa Fe  Energy, Inc from April 1992 to  August 1992;
                                                      Southern Division Landman for Adobe  Resources Corporation
                                                      from January 1988 to April 1992.

 Gerald R. Colley                             43      Vice  President - International Exploration  of GNRC since
    Vice President - International                    October 1992;  Vice President and  Exploration Director of
    Exploration since July 1993.                      Hadson Europe, Inc. from August 1986 to October 1992.

 Gregory S. Cusack                            34      Vice President -  Operations of GNRC since September 1991;
    Vice President - Operations since July            Manager of Operations  from August 1991 to September 1991;
    1993.                                             Operations Engineer from October 1983 to August 1991.

 Scott A. Griffiths                           39      Vice President - Exploration of GNRC since September 1991;
    Vice President - Exploration since July           Manager of Exploration from August 1991 to September 1991;
    1993.                                             Chief Geologist from May 1988 to August 1991.

              NAME AND PRESENT                                              PRIOR BUSINESS
              ----------------                                              --------------
                  POSITION                    AGE                             EXPERIENCE
                  --------                    ---                             ----------
 E. Lynn Hill                                 48      Vice President - Finance and  Administration and Secretary
    Senior Vice President -                           of the Company from July 1988 until August 1992.
    Finance and Administration and
    Secretary - Treasurer since August
    1992.

 William D. Hubbard                           50      Senior  Vice President  - Exploration  of GNRC  since June
    Senior Vice President -                           1992;  Division Exploration  Manager for Santa  Fe Energy,
    Exploration since July 1993.                      Inc.  from  May 1992  until  June  1992;  Vice  President-
                                                      Exploration of Adobe Resources Corp. from October  1987 to
                                                      May 1992.

 David W. Martin                              55      Vice  President  -  Engineering of  Trend  Exploration,  a
    Senior Vice President since July 1993             subsidiary of Adobe Resources  Corporation, for more  than
    and President of Texneft Inc., a                  five years prior to October 1992.
    subsidiary of the Company, since
    October 1992.

 Gordon L. McConnell                          47      Controller   of  GNRC  since  October   1991;    Assistant
   Controller since July 1993.                        Controller from July 1991 to October 1991;  Vice President
                                                      - Accounting for Prairie  Producing from June 1989 to July
                                                      1990; Vice  President  - Finance  and  Administration  for
                                                      Felmont Oil Company from January 1988 to 1989.

 Darrell G. Molnar                            47      Senior Vice President -  Operations of  GNRC since  August
    Senior Vice President - Operations                1992; Drilling  Superintendent and Engineering Manager  of
    since July 1993.                                  Transco  Exploration and Production  Co. from  August 1988 until July 1992.

 Thomas H. Pielech                            33      Manager of Gas Supply for USAgas from April 1990 until May
    Vice President - USAgas Pipeline, Inc.,           1992;   Manager of Gas Supply for Amalgamated Pipeline Co.
    a wholly owned subsidiary of the                  from July 1989 to April 1990; Gas  Contract Representative
    Company,  since May 1992.                         for Arco  Oil and  Gas Company from June  1987 until  July
                                                      1989.

 M. Lee Van Winkle                            41      Vice President - Corporate  Planning of GNRC since  August
    Vice President -                                  1992;  Corporate Manager  - Planning and Budget for  Adobe
    Corporate Planning since July 1993.               Resources Corporation  for more  than five years prior  to
                                                      August 1992.


                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

        Decisions regarding compensation of the Company's executive officers are generally made by the three member Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. In addition to setting compensation levels, the Committee selects officers and key employees for participation in stock option plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee benefit plans of the Company. The Compensation Committee does not currently intent to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162 (m) of the Internal Revenue Code; however, the Compensation Committee may in the future decide to authorize compensation in excess of the limits of Section 162 (m) if it determines that such compensation is in the best interests of the Company.

COMPENSATION POLICES FOR EXECUTIVE OFFICERS

        The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align management's and shareholders' interests in the enhancement of shareholder value over the long-term. The Committee does this by setting specific annual objectives for the Company and for each of the Company's key employees. The basis for these annual targets are the operational objectives, and the asset growth and the financial objectives contained in the capital budget and operating plan which is adopted annually. Individual performance relative to these goals is reviewed at least annually.

        The key tool used to provide long-term incentives is the stock option plan which is intended to align the interests of the Company's employees with that of its shareholders. Thus, success in achieving annual objectives and success in enhancing shareholder value should translate directly into an enhanced benefit for key employees. The Compensation Committee believes that rewarding employees through stock based performance compensation arrangements enhances shareholder value over the long-term.

        Once yearly, there is also a review of salary levels. At that time the Compensation Committee considers on an informal basis the prevailing levels of compensation paid by comparable organizations, individual contributions to the Company which each of the executives has made and can be expected to make in the future, and such other factors as the Committee may deem relevant at the time of making such determinations.

        In 1993, the Company adopted an annual management incentive plan for the Company's executive officers. This plan established performance goals for the Company and for each individual, and is administered by the Compensation Committee. In 1993, performance goals emphasized "increases" in cash flow, growth in reserves, and several other quantitative measures. Based on performance versus 1993 objectives, the Committee awarded $304,000 in bonuses to 15 individuals in December 1993.

        In December 1993 the Committee authorized, and the Company issued, approximately 145,000 non-qualified stock options to 30 executive officers and key employees. In addition, 102,500 non-qualified stock options to 27 executive officers and key employees were authorized in December 1992 and
issued in January 1993.   The options granted will vest twenty percent (20%)
after six months from the date of grant with an additional twenty percent (20%) becoming vested and exercisable on each of the first, second, third and fourth anniversaries of the date of grant. Such options are forfeitable in the event the employee voluntarily terminates employment prior to vesting.


CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Vagt was retained as President and Chief Executive Officer in May 1992. The subjective factor given the most weight in determining his compensation was to provide a salary level competitive with that which would be made available to him by organizations with which the Company competes for the services of qualified executives. In 1992, consistent with the Company's philosophy of issuing long-term compensation to help align an executive's interests with that of the Company's shareholders, Mr. Vagt
was granted 450,000 non-qualified stock options.   Under the Company's annual
management incentive plan, the Committee awarded Mr. Vagt bonuses totalling $190,000 in 1993.

                                     COMPENSATION COMMITTEE
                                     OF THE BOARD OF DIRECTORS

                                           William L. Bennett, Chairman
                                           J. Charles Hollimon
                                           Donald T. Pascal

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):


                           SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      -------------------               ----------------------

  NAME AND PRINCIPAL                                            STOCK OPTIONS            ALL OTHER
       POSITION             YEAR     SALARY         BONUS         (SHARES)             COMPENSATION (1)
       --------             ----     ------         -----         --------             ----------------
                                      ($)            ($)            (#)                      ($)
Robert F. Vagt              1993     280,000       190,000           --                     4,000
  President and             1992     173,000(2)        --        450,000                   71,748(3)
  Chief Executive Officer   1991         N/A           N/A           N/A                      N/A

William D. Hubbard          1993     153,000        50,000        36,000                    2,206
  Senior Vice President -   1992      77,558(2)        --         20,000                      --
  Exploration               1991         N/A           N/A           N/A                      N/A

David W. Martin             1993     140,000        20,000        18,000                      875
  Senior Vice President     1992      32,250(2)        --          7,500                      --
                            1991         N/A           N/A           N/A                      N/A

Gerald R. Colley            1993     116,000        25,000        17,500                    1,350
  Vice President -          1992      23,673(2)        --          7,500                      --
  International Exploration 1991         N/A           N/A           N/A                      N/A

E. Lynn Hill                1993     125,000        15,000        14,000                    1,156
  Senior Vice President -   1992     115,833           --            --                       --
  Finance and               1991     115,000           --         30,000                      --
  Secretary-Treasurer

- -----------------------
(1) Amounts received in 1993 by the individuals listed above reflect matches made by the Company for employee contributions to the Global Natural Resources Inc. Employees 401(K) Savings Plan. (See Benefit Plans - Savings Plan for a description of the Savings Plan).

(2) The 1992 salaries for Mr. Vagt, Mr. Hubbard, Mr. Martin and Mr. Colley represent less than a full year, as each of these individuals joined the Company in 1992.

(3) The $71,748 payment to Mr. Vagt in 1992 is associated with the sale of his prior home and relocation to Houston, Texas.

STOCK OPTIONS

         The following table sets forth information with respect to grants of stock options to the Named Officers during the last fiscal year pursuant to the Company's stock option plans:


                          STOCK OPTION GRANTS IN 1993



                                                                                               POTENTIAL REALIZABLE VALUE
                                     NUMBER OF                                                 AT ASSUMED ANNUAL RATES OF
                                      SHARES      PERCENT OF TOTAL                              STOCK PRICE APPRECIATION
                                    UNDERLYING    OPTIONS GRANTED                                   FOR OPTION TERMS
                                     OPTIONS      TO EMPLOYEES IN    EXERCISE OR    EXPIRATION      ----------------
                   NAME             GRANTED (1)     FISCAL YEAR      BASE PRICE        DATE          5%         10%
                   ----             -----------     -----------      ----------        ----          --         ---
                                        (#)                            ($/sh)                        $           $
           William D Hubbard           36,000            14%         6.25/8,000       1/4/03          31,445     79,687
                                                                     6.6875/28,000   12/8/03         117,761    298,428

           David W. Martin             18,000             7%         6.25/8,000       1/4/03          31,445     79,687
                                                                     6.6875/10,000   12/8/03          42,057    106,582

           Gerald R. Colley            17,500           6.8%         6.25/5,000       1/4/03          19,653     49,804
                                                                     6.6875/12,500   12/8/03          52,572    133,227

           E. Lynn Hill                14,000           5.5%         6.25/8,000       1/4/03          31,445     79,687
                                                                     6.6875/6,000    12/8/03          25,234     63,949

- -----------------------
(1)      Stock options granted in 1993 were granted under the Company's 1989
         Stock Option Plan.   The options have a ten year term and vest twenty
         percent (20%) after six months from the date of grant, with an additional twenty percent (20%) becoming vested and exercisable on each of the first, second, third and fourth anniversaries of the grant. Termination of the employee for cause or voluntary resignation shall cause forfeiture of all awards one day after service to the Company terminates. In the event of an involuntary termination without good cause, or in the event of termination by reason of disability, retirement or death, options earned as of the date of termination are forfeited one year after service to the Company ends.


         The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the Named Officers:


                  OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                  NUMBER OF
                                            SECURITIES UNDERLYING              VALUE OF
                           SHARES            UNEXERCISED OPTIONS       UNEXERCISED IN-THE-MONEY
                         ACQUIRED ON             AT YEAR-END              OPTIONS AT YEAR-END
         NAME             EXERCISE       EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         ----             --------       -----------   -------------  -----------  -------------
                             (#)             (#)            (#)           ($)           ($)
 Robert F. Vagt               0           180,000         270,000           0               0
 William D. Hubbard           0             9,600          46,400       1,600          22,150
 David W. Martin              0             4,600          20,900       3,850          15,400
 Gerald R. Colley             0             4,000          21,000       3,063          14,125
 E. Lynn Hill                 0            84,600          29,400     129,163          28,775

STOCK OWNERSHIP

         The following table sets forth, with respect to each Named Officer, the number of shares beneficially owned by such person and the percentage such number constitutes of the entire class as of March 15, 1994.


                                                                                    BENEFICIAL OWNERSHIP AS OF
                                                                                    --------------------------
                                                                                          MARCH 15, 1994
                                                                                          --------------
                                                                                  AMOUNT AND
                                                                                  NATURE OF         PERCENTAGE
                                                                                  BENEFICIAL            OF
                  NAME OF BENEFICIAL OWNER                                     OWNERSHIP (1)(2)       CLASS
                  ------------------------                                     ----------------     ----------
                  Robert F. Vagt                                                   195,547              *
                  William D. Hubbard                                                16,502              *
                  David W. Martin                                                    6,320              *
                  Gerald R. Colley                                                   5,185              *
                  E. Lynn Hill                                                      97,358              *
                  All officers and directors as a group (20 persons)             1,710,029             5.7%

- ----------------------------------------
*        Represents less than 1%

(1) The persons listed have sole voting and investment power with respect to their shares. Shares of common stock beneficially owned as of March 15, 1994 includes shares of common stock of the Company that could be acquired within 60 days after March 15, 1994, upon the exercise of options granted pursuant to the Company's stock option plan as follows: Mr. Vagt, 180,000 shares; Mr. Hubbard, 11,200 shares; Mr. Martin, 6,200 shares; Mr. Colley, 5,000 shares; and Mr. Hill, 97,200 shares.

(2) Common stock ownership for the persons listed includes shares arising from participation in Global Natural Resources Inc. Employees 401(K) Savings Plan as follows: Mr. Vagt, 547 shares; Mr. Hubbard, 302
         shares;   Mr. Martin, 120 shares;  Mr.  Colley, 185 shares;  and Mr.
         Hill, 158 shares.



                               PERFORMANCE GRAPH


         The following performance graph compares the performance of the Company's Common Stock to the NYSE Index and to an index of peer companies for the Company's last five fiscal years. The companies in the peer index were selected based on the following criteria: (i) total assets ranging from approximately $100 million to $625 million, (ii) total revenue ranging from approximately $40 million to $300 million and (iii) oil and gas and related revenue comprising at least 64% of total revenue. The companies included in the peer index were American Exploration Co., Crystal Oil Corporation, Forest Oil Corporation, Harkin Energy Corporation, Kelley Oil and Gas Partners, Plains Resources, Inc., Plains Petroleum Co., Pogo Producing Co., Wainoco Oil Corporation and Wiser Oil Co. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1988 and that all dividends were reinvested.

  Measurement Period
(Fiscal Year Covered)   GNR              Peer Group      NYSE Index
- ---------------------   ---              ----------      ----------
1988                    $100                $100            $100
1989                    $147                $147            $128
1990                    $130                $ 98            $122
1991                    $186                $108            $158
1992                    $121                $101            $166
1993                    $135                $114            $188


BENEFIT PLANS

         The Company maintains a 401(K) employee savings plan ("Savings Plan") and a defined benefit pension plan ("Pension Plan"). These plans are briefly described below.

         Savings Plan - The Savings Plan was established by the Company effective October 1, 1993. The Savings Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. All employees at least eighteen (18) years of age and that have completed six (6) months of service are eligible to participate. The Company will match up to 50% of the first 5% of compensation deferred. The employee's contribution could not exceed $8,994 in 1993. The limit amount is increased each year to reflect cost-of-living increases and is $9,240 in 1994. The employer matching contribution is made in the Company's common stock.

         The Savings Plan is intended to qualify as a Section 401(K) cash or deferred compensation arrangement whereby, an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Plan, and the Savings Plan is subject to the restrictions imposed by the Internal Revenue Code of 1986, as amended. Investment alternatives to which contributions may be allocated by the participants include a fixed income fund, a balanced fund, a diversified fund and a concentrated fund. Only the employer matching contribution is allowed to be made in Company common stock. Employees may, however, direct the sale of Company common stock held in their account and allocate proceeds to any of the other investment alternatives.

         Pension Plan - The Pension Plan which covers employees of the Company and employees of affiliated companies, who are at least 21 years old and who have completed certain service requirements.

         The Company pays the entire cost of the Pension Plan, the amount of the contribution being determined annually on an actuarial cost method under which contributions are determined for all participants as a group, and individual participant contributions are not readily available. Aggregate contributions to the Pension Plan for 1993 were approximately 8.75% of total remuneration of participants covered under the Pension Plan.

         The following table shows the estimated annual benefits payable upon retirement at age 65 to persons in specified compensation and years-of-service classifications under the Pension Plan.


PENSION PLAN TABLE
                         YEARS OF SERVICE AT RETIREMENT

                                 10           15          20          25         30          35          40
AVERAGE SALARY                 YEARS        YEARS       YEARS       YEARS       YEARS      YEARS       YEARS
- --------------                 -----        -----       -----       -----       -----      -----       -----
$ 50,000                      $15,000      $17,500     $20,000    $21,250     $22,500     $23,750    $25,000
  75,000                       22,500       26,250      30,000     31,875      33,750      35,625     37,500
 100,000                       30,000       35,000      40,000     42,500      45,000      47,500     50,000
 150,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000
 200,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000
 300,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000
 400,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000
 500,000                       45,000       52,500      60,000     63,750      67,500      71,250     75,000

         The term "average salary" in the table refers to the average annual compensation, including bonuses and overtime pay, during the period of 60 consecutive months which results in the highest such average.

         The normal retirement benefit is a monthly benefit that commences on the first day of the month coincident with or next following the later of (i) the attainment of age 65 and (ii) the fourth anniversary of the date on which participation commenced, and is payable for the lifetime of the participant in an amount that it is equal to 3% of the average salary for each of the first ten years of service plus 1% of the average salary for each of the next ten years of service plus 1/2% of the average salary for each year of service in excess of twenty, limited in 1993 to $115,641 per year for those whose social security retirement age is 65. The estimated number of years of credited service completed through December 31, 1993 by the named officers are as follows:

                 NAME                      YEARS            NAME                     YEARS
                 ----                      -----            ----                     -----
                 Robert F. Vagt            Two              E. Lynn Hill             Five
                 William D. Hubbard        Two              Gerald R. Colley         One
                 David W. Martin           One

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act and the rules issued thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of equity securities of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of such securities. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during 1993, its executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements, except that Mr. Bennett, Mr. Lamphere, and Mr. Pascal each failed to timely file a report on Form 4 covering the grant of 2,500 non-qualified stock options to Directors of the Company.

                              CERTAIN TRANSACTIONS

         During 1993, John E. McFarlane was paid $43,750 under a consulting agreement which expired April 15, 1993.

                            INDEPENDENT ACCOUNTANTS

         The firm of KPMG Peat Marwick has acted as independent public accountants for the Company continually since 1976. The Board of Directors contemplates the continuation of the services of that firm for the year ended December 31, 1994. However, the Board of Directors will act pursuant to the recommendation of the Audit Committee in connection with the selection of independent accountants. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to shareholder questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals intended to be presented by shareholders at the Company's 1995 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than December 7, 1994, in order to be included in the Company's proxy statement and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                 OTHER MATTERS

         Management of the Company does not know of any other matter to be acted upon at the Annual Meeting, and so far as is known to management, no matters are to be brought before the Annual Meeting except as specified in the notice thereof. However, if any other matters should come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons holding such proxies.

- --------------------------------------------------------------------------------

                          GLOBAL NATURAL RESOURCES INC.

                  PROXY FOR 1994 ANNUAL MEETING OF SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Robert F. Vagt and Eric Lynn Hill, and either of them, with full power of substitution, are hereby authorized as attorneys and proxies of the undersigned to represent and to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Global Natural Resources Inc. (the "Company") to be held at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas on May 3, 1994 at 9:00 a.m., and any adjournment(s) thereof, with authority to vote as follows:

            ELECTION OF DIRECTORS
              / / FOR all nominees listed below                      / / WITHHOLD AUTHORITY to vote for
                  (except as listed to the contrary)                     all nominees listed below

              Class II -- term ending 1997
                 Sidney R. Petersen, James G. Niven

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

          In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before such meeting or any adjournment(s) thereof.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

           YOUR PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON, IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

                                  ------------------------------------------

                                  ------------------------------------------
                                                 SIGNATURE(S)

                                  DATED ------------------------------, 1994
                                  {Please sign exactly as name appears hereon and return in accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title of such. For joint accounts, each joint owner should sign.}

- --------------------------------------------------------------------------------